UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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FLUIDIGM CORPORATION

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NOT FOR IMMEDIATE RELEASE

Fluidigm Urges Stockholders to Vote “FOR” ALL Proposals Related to

$250 Million Strategic Capital Infusion TODAY

Cash Investment Expected to Significantly Advance Fluidigm’s Mission

through New Growth Initiatives and Cost Structure Optimization

SOUTH SAN FRANCISCO, Calif., Mar. 21, 2022 — Fluidigm Corporation (NASDAQ:FLDM) today urged Fluidigm stockholders to vote “FOR” ALL proposals related to the previously announced strategic capital infusion from leading life sciences investors Casdin Capital, LLC (“Casdin”) and Viking Global Investors LP (“Viking”) at the Company’s upcoming Special Meeting of Stockholders (the “Special Meeting”). The Special Meeting is scheduled for March 25, 2022.

MAXIMIZE THE VALUE OF YOUR INVESTMENT BY VOTING “FOR” ALL PROPOSALS!

This transaction is the culmination of the Fluidigm Board’s comprehensive review of a wide range of options to maximize stockholder value. The investment by two leading life sciences and biotechnology-focused investors is expected to significantly advance the Company’s mission through new organic and inorganic growth initiatives while optimizing its cost structure. The $250 million capital infusion (inclusive of $25 million received in January 2022 in the form of convertible term loans) is expected to accelerate growth and innovation across the life science ecosystem as the Company pursues and consolidates complementary technologies with an improved balance sheet to create value for all stakeholders.

By voting “FOR” ALL proposals you are voting to:

•	Optimize cost structure. The management team, led by Dr. Michael Egholm, will focus on cost structure optimization, including improvements in manufacturing.

•

Achieve significantly greater breadth and scale. With a strong platform and deeply experienced management team, the Company expects to accelerate growth both organically and, importantly, inorganically to deliver breadth and scale.

•

Leverage a larger menu to expanding customer base. The Company expects to invest in direct sales and marketing that expands its relationships deeper into the life science ecosystem, including the broader CRO and CMO service provider network.

•

Accelerate growth in mass cytometry. With particular emphasis on CyTOF® and IMC platforms, the Company intends to simplify the design and execution of deep cell profiling, standardize sample analysis and significantly advance capabilities for novel therapeutic development.

•

Realize and rationalize opportunities in targeted high profit areas within microfluidics. The Company expects to focus on targeted end-applications (e.g., proteomics, biomarker analysis) and key partnerships (e.g., Olink Bioscience) while rationalizing business processes and execution.

The Special Meeting will be held at the Genesis SSF Performing Arts Center, located at 1 Tower Place, South San Francisco, California 94080 on March 25, 2022, at 9 a.m. local time. Only stockholders of record at the close of business on February 18, 2022 are entitled to notice of, and to vote at, the Special Meeting.

Your vote is very important regardless of the number of shares of Common Stock that you own. Fluidigm stockholders who need assistance in completing the proxy card, need additional copies of the proxy materials, or have questions regarding the Special Meeting may contact Fluidigm’s proxy solicitor:

Alliance Advisors

200 Broadacres Drive

Bloomfield, NJ 07003

(833) 782-7142

FLDM@allianceadvisors.com

Advisors

Jefferies LLC is serving as financial advisor to Fluidigm and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal advisor.

Centerview Partners LLC is serving as financial advisor to Casdin and Viking. Legal advisors are Paul, Weiss, Rifkind, Wharton & Garrison LLP serving Casdin and Kirkland & Ellis LLP serving Viking.

About Fluidigm

Fluidigm (Nasdaq:FLDM) focuses on the most pressing needs in translational and clinical research, including cancer, immunology, and immunotherapy. Using proprietary CyTOF® and microfluidics technologies, we develop, manufacture, and market multi-omic solutions to drive meaningful insights in health and disease, identify biomarkers to inform decisions, and accelerate the development of more effective therapies. Our customers are leading academic, government, pharmaceutical, biotechnology, plant and animal research, and clinical laboratories worldwide. Together with them, we strive to increase the quality of life for all. For more information, visit fluidigm.com.

Fluidigm, the Fluidigm logo and CyTOF are trademarks and/or registered trademarks of Fluidigm Corporation or its affiliates in the United States and/or other countries. All other trademarks are the sole property of their respective owners. Fluidigm products are provided for Research Use Only. Not for use in diagnostic procedures.

Available Information

Fluidigm uses its website (fluidigm.com), investor site (investors.fluidigm.com), corporate Twitter account (@fluidigm), Facebook page (facebook.com/Fluidigm), and LinkedIn page (linkedin.com/company/fluidigm-corporation) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and Fluidigm may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor Fluidigm’s website and our social media accounts in addition to following its press releases, SEC filings, public conference calls, and webcasts.

About Casdin Capital

Casdin Capital, LLC is a New York-based research investment firm focused on the innovations currently reshaping life sciences and healthcare. Founded in 2011, and with an eye to long-term returns and disruptive technologies, Casdin Capital is a trusted investor-partner in both private and public companies, collaborating with industry leaders to fuel their visions, adding energy, insight, and experience to the firm’s over $3 billion under management. For more information, please visit casdincapital.com.

About Viking Global Investors

Founded in 1999, Viking is a global investment management firm that manages approximately $48 billion of capital for its investors. It has offices in Greenwich, New York, Hong Kong, London, and San Francisco and is registered as an investment adviser with the U.S. Securities and Exchange Commission. For more information, please visit www.vikingglobal.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements regarding: Fluidigm’s expectations that the transactions described in this communication (the “Transaction”) will accelerate growth and innovation; expectations for portfolio expansion; cost structure optimization; ability to achieve greater breadth and scale; expectations for the transaction to create significant value for all stakeholders; improvements to the Company’s balance sheet; and other expectations for Fluidigm following the closing of the Transaction. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to risks relating to: the potential adverse effects of the coronavirus pandemic on our business and operating results; any failure to obtain required stockholder approval of the Transaction; the possibility that the conditions to the closing of the Transaction are not satisfied; potential litigation relating to the Transaction; uncertainties as to the timing of the consummation of the Transaction; the ability of each party to consummate the Transaction; possible disruption related to the Transaction to Fluidigm’s current plans and operations, including through the loss of customers, suppliers and employees; changes in Fluidigm’s business or external market conditions; uncertainties in contractual relationships; customers and prospective customers continuing to curtail or suspend activities utilizing our products; our ability and/or the ability of the research institutions utilizing our products and technology to obtain and maintain Emergency Use Authorization from the FDA and any other requisite authorizations or approvals to use our products and technology for diagnostic testing purposes; challenges inherent in developing, manufacturing, launching, marketing, and selling new products; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; reliance on sales of capital equipment for a significant proportion of revenues in each quarter; seasonal variations in customer operations; unanticipated increases in costs or expenses; uncertainties in contractual relationships; reductions in research and development spending or changes in budget priorities by customers; Fluidigm’s research and development and distribution plans and capabilities; interruptions or delays in the supply of components or materials for, or manufacturing of, Fluidigm products; potential product performance and quality issues; risks associated with international operations; intellectual property risks; and competition. Information on these and additional risks and uncertainties and other information affecting Fluidigm’s business and operating results is contained in its Annual Report on Form 10-K for the year ended December 31, 2021, and in its other filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements speak only as of the date of this communication. Fluidigm disclaims any obligation to update these forward-looking statements except as may be required by law.

Contacts:

Media:

Mark Spearman

VP, Corporate Communications

Fluidigm Corporation

650 243 6621

mark.spearman@fluidigm.com

Investors:

Peter DeNardo

415 389 6400

ir@fluidigm.com